                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

Name                                            Jurisdiction of Incorporation
----                                            -----------------------------
Brenda Buell & Associates, Inc.                 Texas
Dallas Woodcraft & Company, L.P.                Delaware (Limited Partnership)
DWC G.P., Inc.                                  Delaware
GIA, Inc.                                       Nebraska
Homco, Inc.                                     Texas
Home Interiors de Mexico S. de R.L. de C.V.     Mexico
Home Interiors Services de Mexico S.A. de C.V.  Mexico
Homco Puerto Rico, Inc.                         Delaware
Laredo Candle Company, L.P.                     Texas (Limited Partnership)
Spring Valley Scents, Inc.                      Delaware
HIG Investments, Inc.                           Delaware
HI Ceramics, S.A. de C.V.                       Mexico
HI Metals, S.A. de C.V.                         Mexico
HI Glass, S.A. de C.V.                          Mexico
HI Trading Mexicana, S.A. de C.V.               Mexico